UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2005

ARCH CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-14601	06-1526315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7, Norwalk, CT	06851
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (203) 229-2900

(N/A)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) It was previously reported that Mr. John W. Johnstone, Jr. intended to retire as a director. Mr. Johnstone, who is age 72, has resigned as a director of Arch Chemicals, Inc. (the “Company”) effective October 11, 2005.

Mr. Richard Cavanagh, an existing director, has replaced Mr. Johnstone as Chair of the Board’s Corporate Governance Committee.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the retirement of Mr. Johnstone as a Director on October 11, 2005, the Board of Directors of the Company amended the second sentence of Section 1 of Article II of the Company’s Bylaws to reduce the number of directors from eight to seven. A copy of the Bylaws as so amended are attached hereto as Exhibit 3 to this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3	Bylaws of the Company effective October 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CHEMICALS, INC.

Date: October 12, 2005	By:	/s/ Louis S. Massimo

Name: Louis S. Massimo Title: Executive Vice President and Chief Financial Officer

Exhibit No.	Description

3	Bylaws of the Company effective October 11, 2005.